UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2006
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32599 (Commission File Number)	20-2485124 (IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of principal executive offices)	74172-0172 (Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
      On November 16, 2006, Williams Partners L.P. (the “Partnership”) and The Williams Companies, Inc. (“Williams”) issued a joint press release announcing that the Partnership has agreed to acquire the remaining 74.9% interest in Williams Four Corners LLC that it does not own from Williams for $1.223 billion. Closing of the transaction is subject to regulatory approvals, the Partnership’s ability to obtain financing and other conditions and is expected to be completed in the fourth quarter of 2006. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.
      Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.
      Certain matters discussed in this current report on Form 8-K, including the press release furnished hereto, excluding historical information, might contain forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on the Partnership’s intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause the Partnership’s actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: the Partnership may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of the Partnership’s gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; the Partnership’s processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect the Partnership’s fractionation and storage businesses; the Partnership depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to the Partnership’s pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, the Partnership’s revenues and cash available to pay distributions could be adversely affected; the Partnership’s future financial and operating flexibility may be adversely affected by restrictions in its indenture and by its leverage; Williams’ credit agreement and Williams’ public indentures contain financial and operating restrictions that may limit the Partnership’s access to credit; in addition, the Partnership’s ability to obtain credit in the future will be affected by Williams’ credit ratings; the Partnership’s general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of the Partnership’s unitholders; the Partnership’s partnership agreement limits its general partner’s fiduciary duties to the Partnership’s unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they cannot remove the Partnership’s general partner without its consent; unitholders may be required to pay taxes on their share of the Partnership’s income even if they do not receive any cash distributions from the Partnership; and the Partnership’s operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in the Partnership’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006 and the Partnership’s quarterly reports on Form 10-Q available from the Partnership’s offices or from the Partnership’s website at www.williamslp.com.
Item 9.01 Financial Statements and Exhibits.
      (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 16, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

	By:	Williams Partners GP LLC,
its General Partner

Date: November 16, 2006		/s/ William H. Gault

William H. Gault
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 16, 2006.